EXHIBIT 32.02

CERTIFICATION PURSUANT TO

RULE 13A-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934

AND 18 U.S.C. SECTION 1350

In connection with the Annual Report of SWK Holdings Corporation (the “Registrant”) on Form 10-K for the annual period ended December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Charles M. Jacobson, Chief Financial Officer of the Registrant, certify, in accordance with Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that to the best of my knowledge:

(1)	The Report, to which this certification is attached as Exhibit 32.02, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 29, 2018

/s/ Charles M. Jacobson
Charles M. Jacobson
Chief Financial Officer

A signed original of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.